Exhibit 3.6

Amended and restated condensed interim consolidated financial statements of

MTY Food Group Inc.

For the three and nine-month periods ended August 31, 2017 and 2016

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of income

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		Three months ended		Nine months ended
		August 31		August 31
	Notes	2017	2016	2017	2016
		$	$	$	$
		As restated	As restated	As restated	As restated
		(Note 29)	(Note 29)	(Note 29)	(Note 29)

Revenue	20 and 25	72,372	52,886	206,350	123,568

Expenses
Operating expenses	21 and 25	46,796	34,933	139,843	80,689
Depreciation – property, plant and equipment	10	591	490	2,148	1,219
Amortization – intangible assets	11	5,525	2,589	16,792	5,824
Interest on long-term debt		2,699	958	7,844	1,061
		55,611	38,970	166,627	88,793

Other income (charges)
Unrealized Foreign exchange gain		1,745	1,835	2,364	1,793
Interest income		154	82	373	213
Realized gain on foreign exchange derivative		—	7,980	—	7,980
Gain (loss) on disposal of property, plant and equipment and intangibles		328	(137)	1,072	1,448
Gain on Taco Time contract termination	29	—	3,644	—	3,644
		2,227	13,404	3,809	15,078

Income before taxes		18,988	27,320	43,532	49,853

Income tax expense (recovery)	24
Current		5,918	3,588	13,772	9,106
Deferred		948	919	(589)	1,391
		6,866	4,507	13,183	10,497
Net income		12,122	22,813	30,349	39,356

Net income attributable to:
Owners		12,035	22,685	30,083	38,947
Non-controlling interests		87	128	266	409
		12,122	22,813	30,349	39,356

Earnings per share	17

Basic and diluted		0.56	1.13	1.40	2.01

The accompanying notes are an integral part of the amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of comprehensive income

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		Three months		Nine months
		ended		ended
		August 31		August 31
	Notes	2017	2016	2017	2016
		$	$	$	$
		As restated	As restated	As restated	As restated
		(Note 29)	(Note 29)	(Note 29)	(Note 29)

Net income		12,122	22,813	30,349	39,356

Items that may be reclassified subsequently to profit or loss
Unrealized loss on foreign currency translation adjustments		(28,851)	(5,785)	(27,947)	(5,367)
Deferred income tax recovery on foreign currency translation adjustments		2,472	—	2,473	—
Other comprehensive (loss)		(26,379)	(5,785)	(25,474)	(5,367)
Total comprehensive (loss) income		(14,257)	17,028	4,875	33,989

Total comprehensive (loss) income attributable to:

Owners		(14,344)	16,900	4,609	33,580
Non-controlling interest		87	128	266	409
		(14,257)	17,028	4,875	33,989

The accompanying notes are an integral part of the amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of changes in shareholders’ equity

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

	Equity attributable to owners
			Accumulated			Equity
			other			attributable
			comprehen-			to non-
	Capital	Contributed	sive (loss)	Retained		controlling
	stock	surplus	income	earnings	Total	interest	Total
	$	$	$	$	$	$	$
				As restated	As restated		As restated
				(Note 29)	(Note 29)		(Note 29)

Balance as at November 30, 2015	19,792	481	(111)	146,492	166,654	2,555	169,209
Net income for the nine-month period ended August 31,2016	—	—	—	38,947	38,947	409	39,356
Other comprehensive loss	—	—	(5,367)	—	(5,367)	—	(5,367)
Dividends	—	—	—	(6,856)	(6,856)	(100)	(6,956)
Issuance of capital stock (Note 17)	94,753	—	—	—	94,753	—	94,753
Balance as at August 31, 2016	114,545	481	(5,478)	178,583	288,131	2,864	290,995
Net income for the three-month period from September 1, 2016 to November 30,2016	—	—	—	15,474	15,474	37	15,511
Other comprehensive income	—	—	8,093	—	8,093	—	8,093
Acquisition of a portion of the non-controlling interest in 9410198 Canada Inc. (note 5)	—	—	—	944	944	(2,194)	(1,250)
Dividends	—	—	—	(2,458)	(2,458)	(25)	(2,483)
Balance as at November 30, 2016	114,545	481	2,615	192,543	310,184	682	310,866
Net income for the nine-month period ended August 31, 2017	—	—	—	30,083	30,083	266	30,349
Other comprehensive loss	—	—	(25,474)	—	(25,474)	—	(25,474)
Dividends	—	—	—	(7,375)	(7,375)	(17)	(7,392)
Acquisition of the non-controlling interest in 7687567 Canada Inc. (note 5)	—	—	—	(26)	(26)	(4)	(30)
Acquisition of La Diperie (note 7)	—	—	—	—	—	615	615
Acquisition of Steak Frites and Giorgio (note 7)	—	—	—	—	—	16	16
Acquisition of Houston and Industria (note 7)	—	—	—	—	—	63	63
Stock options (note 16)	—	244	—	—	244	—	244
Balance as at August 31, 2017	114,545	725	(22,859)	215,225	307,636	1,621	309,257

The following dividends were declared and paid by the Company:

	August 31,	August 31,
	2017	2016
	$	$
$0.345 per common share (2016 - $0.345 per common share)	7,375	6,856

The accompanying notes are an integral part of the amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of financial position

As at August 31, 2017 and November 30, 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		August 31,	November 30,
	Notes	2017	2016
		$	$
		As restated
		(Note 29)

Assets

Current assets
Cash		40,934	36,260
Accounts receivable	8	34,006	36,106
Inventories	9	5,587	3,298
Loans receivable		2,743	3,138
Prepaid expenses and deposits		3,753	7,900
Other Asset	29	1,159	—
		88,182	86,702

Loans receivable		3,344	4,866
Property, plant and equipment	10	13,664	14,087
Intangible assets	11	497,795	526,067
Goodwill	12	221,350	220,928
		824,335	852,650

Liabilities and Shareholders’ equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities		52,230	48,808
Provisions	13	80,694	79,550
Income taxes payable		23,101	20,793
Deferred revenue and deposits	14	20,247	18,080
Current portion of long-term debt	15	2,780	15,041
		179,052	182,272

Long-term debt	15	225,107	237,636
Deferred revenue and deposits	14	2,187	2,481
Deferred income taxes		108,732	119,395
		515,078	541,784

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of financial position (continued)

As at August 31, 2017 and November 30, 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		August 31,	November 30,
	Notes	2017	2016
		$	$
		As restated
		(Note 29)

Shareholders’ equity
Equity attributable to owners
Capital stock		114,545	114,545
Contributed surplus		725	481
Accumulated other comprehensive income		(22,859)	2,615
Retained earnings		215,225	192,543
		307,636	310,184

Equity attributable to non-controlling interest		1,621	682
		309,257	310,866
		824,335	852,650

The accompanying notes are an integral part of the amended and restated condensed interim consolidated financial statements.

Approved by the Board on January 2, 2018

, Director

, Director

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of cash flows

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		Three months		Nine months
		ended		ended
		August 31		August 31
	Notes	2017	2016	2017	2016
		$	$	$	$
		As	As	As	As
		restated	restated	restated	restated
		(Note 29)	(Note 29)	(Note 29)	(Note 29)

Operating activities
Net income		12,122	22,813	30,349	39,356

Adjusting items:
Interest on long-term debt		2,699	958	7,844	1,061
Depreciation – property, plant and equipment		591	490	2,148	1,219
Amortization – intangible assets		5,525	2,589	16,792	5,824
(Gain) loss on disposal of property, plant and equipment and intangibles		(328)	137	(1,072)	(1,448)
Amortization of financing costs		207	—	621	—
Unrealized foreign exchange loss		1,591	460	1,059	493
Realized gain on foreign exchange derivative		—	(7,980)	—	(7,980)
Income tax expense		6,866	4,507	13,183	10,497
Share-based payment		159	—	244	—
Deferred revenue		(1,622)	244	1,342	1,588
Realized gain on Taco Time contract termination		—	(3,644)	—	(3,644)
		27,810	20,574	72,510	46,966

Income tax refunds received		—	88	—	88
Income taxes paid		(1,673)	(2,463)	(10,186)	(8,604)
Interest paid		(2,226)	(774)	(6,337)	(805)
Changes in non-cash working capital items	26	(3,124)	(2,782)	9,454	(1,861)
Cash flows provided by operating activities		20,787	14,643	65,441	35,784

Investing activities
Net cash outflow on acquisition	5,7	(19,895)	(212,361)	(21,392)	(212,361)
Additions to property, plant and equipment	10	(1,016)	(981)	(2,380)	(2,064)
Additions to intangible assets	11	(205)	(177)	(435)	(238)
Realized gain on foreign exchange derivative		—	7,980	—	7,980
Proceeds on disposal of property, plant and equipment and intangibles		360	288	3,504	2,624
Cash flows used in investing activities		(20,756)	(205,251)	(20,703)	(204,059)

MTY Food Group Inc.

Amended and restated condensed interim consolidated statements of cash flows (continued)

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

		Three months		Nine months
		ended		ended
		August 31		August 31
	Notes	2017	2016	2017	2016
		$	$	$	$
		As	As	As	As
		restated	restated	restated	restated
		(Note 29)	(Note 29)	(Note 29)	(Note 29)

Financing activities
Issuance of banker’s acceptance		—	—	—	21,200
Repayment of banker’s acceptance		—	(6,000)	—	(27,500)
Issuance of long-term debt		13,000	210,621	13,000	210,621
Repayment of long-term debt		(34,101)	(34,746)	(45,153)	(36,051)
Write-off of long-term debt		—	(4)	—	(4)
Capitalized financing costs		(519)	(2,299)	(519)	(2,299)
Dividends paid to non-controlling shareholders of subsidiaries		—	—	(17)	(100)
Dividends paid		(2,459)	(2,458)	(7,375)	(6,856)
Cash flows (used in) provided by financing activities		(24,079)	165,114	(40,064)	159,011

Net (decrease) increase in cash		(24,048)	(25,494)	4,674	(9,264)
Cash, beginning of period		64,982	49,647	36,260	33,417
Cash acquired		—	19,360	—	19,360
Cash, end of period		40,934	43,513	40,934	43,513

The accompanying notes are an integral part of the amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Table of contents

1.	Description of the business	10

2.	Basis of preparation	10

3.	Accounting policies	11

4.	Adoption of IFRS standards	11

5.	Consolidation	12

6.	Future accounting changes	12

7.	Business acquisitions	14

8.	Accounts receivable	22

9.	Inventories	23

10.	Property, plant and equipment	24

11.	Intangible assets	26

12.	Goodwill	28

13.	Provisions	28

14.	Deferred revenue and deposits	29

15.	Long-term debt	30

16.	Share-based payments	32

17.	Earnings per share	33

18.	Financial instruments	33

19.	Capital disclosures	37

20.	Revenues	37

21.	Operating expenses	38

22.	Operating lease arrangements	38

23.	Guarantees	39

24.	Income taxes	40

25.	Segmented information	40

26.	Statement of cash flows	42

27.	Related party transactions	43

28.	Subsequent events	44

29.	Restatement of financial results	45

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

1.	Description of the business

MTY Food Group Inc. (the “Company”) is a franchisor in the quick service food industry. Its activities consist of franchising and operating corporate-owned locations under a multitude of banners. The Company also operates a distribution center and a food processing plant, both of which are located in the province of Quebec.

The Company is incorporated under the Canada Business Corporations Act and is listed on the Toronto Stock Exchange. The Company’s head office is located at 8150, Autoroute Transcanadienne, Suite 200, Ville Saint-Laurent, Quebec.

2.	Basis of preparation

The amended and restated condensed interim consolidated financial statements have been prepared on a historical cost basis except certain financial instruments that are measured at revalued amount or fair values at the end of each reporting period as explained in the accounting policies below. The amended and restated condensed interim consolidated financial statements are presented in Canadian dollars, which is the functional currency of the Company, and tabular amounts are rounded to the nearest thousand ($000) except when otherwise indicated.

Statement of compliance

The Company’s amended and restated condensed interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting and apply the same accounting policies, as those described in the Company’s annual amended and restated consolidated financial statements for the year ended November 30, 2016, prepared in accordance with International Financial Reporting Standards (“IFRS”), issued by the International Accounting Standards Board (“IASB”) with the exception of those identified in Note 3.

These amended and restated condensed interim consolidated financial statements do not include all of the information required under IFRS for complete financial statements and should therefore be read in conjunction with the Company’s annual amended and restated consolidated financial statements for the year ended November 30, 2016. The Company’s annual amended and restated consolidated financial statements are available on the SEDAR website at www.sedar.com and on the Company’s website at www.mtygroup.com.

These amended and restated condensed interim consolidated financial statements were authorized for issue by the Board of Directors on January 2, 2018.

Seasonality of interim operations

The operations of the Company can be seasonal and the results of operations for any interim period are not necessarily indicative of the results of operations for the full fiscal year or any future period.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

2.	Basis of preparation (continued)

Estimates, judgments and assumptions

The preparation of the amended and restated condensed interim consolidated financial statements in accordance with IAS 34 requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, the disclosure of contingent assets and contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. These estimates and assumptions are based on historical experience, other relevant factors and expectations of the future and are reviewed regularly. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future period affected. Actual results may differ from these estimates.

In preparing these amended and restated condensed interim consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and key sources of estimation of uncertainty are as those applied and described in the Company’s audited annual amended and restated consolidated financial statements for the year ended November 30, 2016 as well as those related to the share-based payment arrangements as described in note 16 and financial instruments recorded at fair value as described in note 18.

3.	Accounting policies

Share-based payment arrangements

The Company measures stock options granted to employees that vest in specified installments over the service period based on the fair value of each tranche on the grant date by using the Black-Scholes pricing model. Based on the Company’s estimate of equity instruments that will eventually vest, a compensation expense is recognized over the vesting period applicable to the tranche with a corresponding increase to contributed surplus. Details regarding the determination of the fair value of equity-settled share based transactions are set out in note 16.

At the end of each reporting period, the Company revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment in contributed surplus. When the stock options are exercised, share capital is credited by the sum of the consideration paid and the related portion previously recorded in contributed surplus.

4.	Adoption of IFRS standards

The following standards issued by the IASB were adopted by the Company on December 1, 2016.

Amendments to IAS 1, Presentation of financial statements

The amendments to IAS 1 provide further clarification and amendments on note disclosure requirements. The implementation of these amendments did not have a significant impact on the Company’s amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

5.	Consolidation

a) Subsidiaries

An entity is considered as a subsidiary when it is controlled by the Company or indirectly through its subsidiaries. A Company controls an entity if and only if it has all of the following:

-	Holds power over the entity;

-	Is exposed or has rights to variable returns from its involvement with the entity; and

-	Has the ability to use its power over the entity to affect the amount of returns it obtains.

Management must make significant judgments when it assesses these various elements and all related facts and circumstances as a whole to determine whether control exists.

The Company reassesses whether it controls an entity if facts and circumstances indicate that one or more of the above-listed points have changed. The amended and restated consolidated financial statements include the Company’s accounts and the accounts of its subsidiaries. Subsidiaries are consolidated from the date the Company obtains control until the date the Company ceases to have control. All intercompany balances, revenues and expenses and cash flows are fully eliminated upon consolidation. When necessary, adjustments are made to the financial statements of the subsidiaries in order to align their accounting policies with those of the Company.

b) Non-controlling interests

Non-controlling interests are recognized in equity separately from the equity attributable to the Company’s shareholders. Changes in the Company’s ownership interests in a subsidiary that do not result in loss of control over that subsidiary are recognized in equity. The carrying amounts of equity attributable to the Company’s shareholders and of non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries.

Changes in non-controlling interests

In April, 2017 the Company acquired the remaining 1% non-controlling interest of 7687567 Canada Inc. (Lucky 8 Foods), for a cash consideration of $30. Following the transaction, 7687567 Canada Inc. has become a wholly-owned subsidiary.

In September, 2016 the Company acquired the remaining 40% non-controlling interests of 9410198 Canada Inc. (Big Smoke Burger Canada), for cash consideration of $1,250. Following the transaction, 9410198 Canada Inc. has become a wholly-owned subsidiary.

6.	Future accounting changes

A number of new standards, interpretations and amendments to existing standards were issued by the International Accounting Standard Board (“IASB”) that are not yet effective for the period ended August 31, 2017, and have not been applied in preparing these amended and restated condensed interim consolidated financial statements.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

6.	Future accounting changes (continued)

The following standards may have a material impact on the amended and restated condensed interim consolidated financial statements of the Company:

Standard	Issue date	Effective date (1)	Impact
IFRS 2 Share Based Payment	June 2016	January 1, 2018	In assessment
IFRS 9 Financial Instruments	July 2014	January 1, 2018	In assessment
IFRS 15 Revenue from contracts with customers	May 2014	January 1, 2018	In assessment
IFRS 16 Leases	January 2016	January 1, 2019	In assessment
IAS 12 Income taxes	January 2016	January 1, 2017	In assessment
IAS 7 Statement of cash flows	January 2016	January 1, 2017	In assessment
IFRIC 22 Foreign Currency Transactions and Advance Consideration	December 2016	January 1, 2018	In assessment
IFRIC 23 Uncertainty over Income Tax Treatment	September 2017	January 1, 2019	In assessment

(1) Applicable to fiscal years beginning on or after this date

IFRS 2 has been modified to provide further guidance in relation to the treatment of vesting and non-vesting conditions. It also clarifies the accounting impact for when the terms and conditions of a cash-settled share-based payment transaction are modified.

IFRS 9 replaces the guidance in IAS 39 Financial Instruments: Recognition and Measurement. The Standard includes requirements for recognition and measurement, impairment, derecognition and general hedge accounting. The IASB completed its project to replace IAS 39 in phases, adding to the standard as it completed each phase. The version of IFRS 9 issued in 2014 supersedes all previous versions; IFRS 9 does not replace the requirement for portfolio fair value hedge accounting for interest risk since this phase of the project was separated from IFRS 9 project due to the longer term nature of the macro hedging project which is currently at the discussion paper phase of the due process. Consequently, the exception in IAS 39 for fair value hedge of an interest rate exposure of a portfolio of financial assets or financial liabilities continues to apply.

IFRS 15 replaces the following standards: IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue – Barter Transactions Involving Advertising Services. This new standard sets out the requirements for recognizing and disclosing revenue that apply to all contracts with customers.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

6.	Future accounting changes (continued)

On January 13, 2016, the IASB issued IFRS 16 that provides a comprehensive model for the identification of lease arrangements and their treatment in the financial statements of both lessees and lessors. It supersedes IAS 17 Leases and its associated interpretive guidance. Significant changes were made to lessee accounting with the distinction between operating and finance leases removed and assets and liabilities recognized in respect of all leases (subject to limited exceptions for short-term leases and leases of low value assets). In contrast, IFRS 16 does not include significant changes to the requirements for lessors. IFRS 16 is effective January 1, 2019 with earlier application permitted for companies that have also adopted IFRS 15, Revenue from Contracts with Customers.

IAS 12 provides further clarification with regards to the recognition of deferred tax assets for unrealized losses.

The IASB amended IAS 7 as part of its initiative regarding the disclosure requirements on financing activities in the statement of cash flows. The Company does not foresee any material impact on the disclosure currently presented as a result of this amendment.

IFRIC 22 clarifies the accounting for transactions that include the receipt or payment of advance consideration in a foreign currency.

IFRIC 23 is a new standard that will clarify how to apply the recognition and measurement requirements for IAS 12 when there is uncertainty over income tax treatments.

The Company is in the process of assessing the impact of these standards on its consolidated financial statements. Although the extent of the impact has not yet been determined, the Company expects that the adoption of IFRS15 and IFRS 16 will result in material changes to its consolidated statement of income and consolidated statement of financial position.

7.	Business acquisitions

I) 2017 acquisitions

On June 16, 2017, the Company announced it had completed through its 80% controlling interest in 10220396 Canada Inc., the acquisition of 100% of the assets of Houston Avenue Bar & Grill and Industria Pizzeria + Bar. The acquisition remains subject to post-closing working capital adjustments. The purpose of the transaction was to diversify the Company’s range of offering as well as to complement existing MTY brands.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

I) 2017 acquisitions (continued)

2017
$
Consideration paid:
Purchase price	20,972
Undiscounted promissory notes	(7,910)
Contingent consideration in the form of promissory notes	5,248
Working capital	(304)
Non-controlling interest buyback obligation (note 15)	957
Non-controlling interest(1)	63
Net purchase price	19,026
Promissory notes and non-controlling interest buyback obligation (note 15, note 18)	(6,268)
Net cash outflow	12,758

The preliminary purchase price allocation is as follows:

2017
$
Net assets acquired:
Franchise rights	5,833
Trademark	5,667
Goodwill (2)	7,975
19,475

Current liabilities
Accounts payable and accrued liabilities	4
Deferred revenue	300
304
Deferred income tax liability	145
Net purchase price	19,026

(1)	Non-controlling interest was measured at fair value which includes the use of discounted cash flow model which is subject to significant unobservable inputs such as discount rate and projected EBITDA.

(2)	Goodwill is deductible for tax purposes

Total expenses incurred related to acquisition costs amounted to $nil. The purchase price allocation is still preliminary as post-closing adjustments have not been finalized.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

II) 2017 acquisitions

On June 9, 2017, the Company announced it had completed through its 100% owned subsidiary MTY Tiki Ming Entreprises Inc., the acquisition of the assets of The Works Gourmet Burger Bistro. The acquisition remains subject to post-closing working capital adjustments. The purpose of the transaction was to diversify the Company’s range of offering as well as to complement existing MTY brands.

2017
$
Consideration paid:
Purchase price	8,200
Discount on non-interest-bearing holdback	(43)
Working capital and assumed obligations	(273)
Net purchase price	7,884
Holdback (note 15)	(747)
Net consideration paid and net cash outflow	7,137

The preliminary purchase price allocation is as follows:

2017
$
Net assets acquired:
Current assets
Inventory	75
Prepaid expenses	48
123
Property, plant and equipment	1,398
Franchise rights	1,363
Trademark	3,481
Goodwill (1)	1,844
Deferred income tax asset	1
8,210

Current liabilities
Accounts payable and accrued liabilities and unredeemed gift card liability	95
Deferred revenue	231
326
Net purchase price	7,884

(1)	Goodwill is deductible for tax purposes

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

II) 2017 acquisitions (continued)

Total expenses incurred related to acquisition costs amounted to $79. The expenses are presented in operating expenses in the amended and restated condensed interim consolidated statements of income.

The purchase price allocation is still preliminary as post-closing adjustments have not been finalized.

III) 2017 acquisitions

On May 8, 2017, the Company announced it had completed through its 83.25% controlling interest in 10179612 Canada Inc., the acquisition of the assets of Steak Frites St-Paul and Giorgio Ristorante. The total consideration for the transaction was $467 of which $347 was settled in cash. The transaction resulted in an increase of $253 and $214 to goodwill and trademarks, respectively.

The purchase price allocation is still preliminary.

IV) 2017 acquisitions

On December 9, 2016, the Company announced it had completed through its 60% interest in 9974644 Canada Inc. the acquisition of the assets La Diperie. The purpose of the transaction was to diversify the Company’s range of offering as well as to complement existing MTY brands.

2017
$
Consideration paid:
Purchase price	1,538
Discount on non-interest bearing holdback	(13)
Net purchase price	1,525
Holdback (note 15)	(87)
Net consideration paid	1,438
Less: Issuance of shares to non-controlling interest	(615)
Net cash outflow	823

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

IV) 2017 acquisitions (continued)

The purchase price allocation is as follows:

2017
$
Net assets acquired:
Current assets	21
Inventory	21

Franchise rights	157
Goodwill (1)	1,229
Deferred income tax asset	118
Net purchase price	1,525

(1)	Goodwill is deductible for tax purposes

Total expenses incurred related to acquisition costs amounted to $nil.

V) 2016 acquisitions

On October 5, 2016, the Company acquired the units of BF Acquisition Holdings, LLC. The purpose of the transaction was to further solidify the Company’s presence in the United States.

2016
$
Consideration paid:
Purchase price	35,340
Working capital adjustment	62
Net cash outflow (2)	35,402

(2)	Includes $3,540 in holdbacks paid to escrow.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

V) 2016 acquisitions (continued)

The purchase price allocation is as follows:

2016
$
Net assets acquired:
Current assets
Cash	1,428
Accounts receivable	1,264
Inventories	172
Loans receivable	1,691
Prepaid expenses and deposits	473
5,028
Property, plant and equipment	2,310
Franchise rights	3,148
Trademarks	21,586
Goodwill (1)	8,297
40,369

Current liabilities
Accounts payable and accrued liabilities	1,965
Unredeemed gift card liability	2,072
Deferred revenue	896
4,933
Long-term debt	34
Net purchase price	35,402

(1)	Goodwill is deductible for tax purposes

Total expenses incurred related to acquisition costs amounted to $nil.

VI) 2016 acquisitions

On July 26, 2016, MTY announced it had completed the acquisition of Kahala Brands Ltd. The purpose of the transaction was to solidify its presence in the United States as this is expected to become one of the growth platforms.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

VI) 2016 acquisitions (continued)

During the nine-months ended August 31, 2017 the total purchase consideration was adjusted to $393,435 in order to reflect a net decrease in consideration of $759 due to the receipt of final working capital adjustments and an amendment to the repayment terms of the holdback payable.

The holdback payable amendment was signed in April 2017 and affected only a portion of the holdback; originally $33,022 of the holdback was to be repaid in equal installments over a three-year period commencing July 2017. This holdback will now be repaid over four installments amounting to $8,124 repayable in both July 2017 and 2018 and $8,190 in July 2019 and $8,584 in August of 2020. The adjustment below reflects the change in the discounted amount for the changed repayment terms. The discount rate remains unchanged.

The resulting adjustments in total purchase consideration are highlighted below:

	Preliminary		Adjusted
	Consideration	Adjustments	Consideration
	$	$	$
Consideration paid:
Total cash consideration	317,016	—	317,016
Less: Indebtedness	(51,338)	—	(51,338)
Less: Working capital adjustment	(13,690)	297	(13,393)
	251,988	297	252,285
Less: Holdbacks	(39,627)	—	(39,627)
Total cash disbursed	212,361	297	212,658
Shares issued	94,753	—	94,753
Holdback payable	39,627	—	39,627
Less: discount on holdbacks	(4,397)	(1,056)	(5,453)
Settlement of Taco Time contract	5,144	—	5,144
Total cash and equity consideration	347,488	(759)	346,729
Assumed financial liabilities	46,706	—	46,706
Total purchase consideration	394,194	(759)	393,435

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

VI) 2016 acquisitions (continued)

The final purchase price allocation is as follows:

	Preliminary		Adjusted
	Purchase Price		Purchase Price
	Allocation	Adjustments	Allocation
	$	$	$
Net assets acquired:
Current assets
Cash	18,798	—	18,798
Accounts receivable	11,859	(314)	11,545
Inventory	378	—	378
Notes receivable	1,874	(182)	1,692
Prepaid expenses and deposits	3,721	—	3,721
	36,630	(496)	36,134

Notes receivable	3,044	—	3,044
Property, plant and equipment	2,270	—	2,270
Franchise rights	171,399	—	171,399
Trademarks	229,973	—	229,973
Goodwill (1)	152,026	2,041	154,067
	595,342	1,545	596,887
Current liabilities
Accounts payable and accrued liabilities	13,188	4,223	17,411
Notes payable	34,827	—	34,827
Income tax liability	3,762	—	3,762
Unredeemed gift card liability	68,531	—	68,531
Deferred revenue	11,255	—	11,255
	131,563	4,223	135,786

Deferred revenue	2,868	—	2,868
Deferred income taxes	113,423	(1,919)	111,504
	247,854	2,304	250,158

Net purchase price	347,488	(759)	346,729

(1)	Part of the goodwill is deductible for tax purposes

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

7.	Business acquisitions (continued)

VI) 2016 acquisitions (continued)

Total expenses incurred related to acquisition and financing costs amounted to approximately $3,716. Of this amount, $2,674 was capitalized into long-term debt and the remaining balance is presented within operating expenses.

8.	Accounts receivable

The following table provides details on trade accounts receivable not past due, past due and the related allowance for doubtful accounts:

	August 31,	November 30,
	2017	2016
	$	$

Total accounts receivable	43,411	44,113
Less : Allowance for doubtful accounts	9,405	8,007
Total accounts receivable, net	34,006	36,106

Of which:

Not past due	23,529	28,647
Past due for more than one day but for no more than 30 days	3,610	1,564
Past due for more than 31 days but for no more than 60 days	1,044	1,178
Past due for more than 61 days	5,823	4,717
Total accounts receivable, net	34,006	36,106

	August 31,	November 30,
	2017	2016
	$	$

Allowance for doubtful accounts beginning of year	8,007	5,388
Additions	2,280	2,214
Additions through acquisition	13	1,881
Reversals	192	—
Write-off	(1,087)	(1,476)
Allowance for doubtful accounts end of period	9,405	8,007

The Company has recognized an allowance for doubtful accounts based on past experience, outlet-specific situation, counterparty’s current financial situation and age of the receivables.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

8.	Accounts receivable (continued)

Trade receivables disclosed above include amounts that are past due at the end of the reporting period and for which the Company has not recognized an allowance for doubtful accounts because there was no significant change in the credit quality of the counterparty and the amounts are therefore considered recoverable. The Company does not hold any collateral or other credit enhancements over these balances nor does it have the legal right of offset against any amounts owed by the Company to the counterparty.

The concentration of credit risk is limited due to the fact that the customer base is large and unrelated.

9.	Inventories

	August 31,	November 30,
	2017	2016
	$	$

Raw materials	2,532	2,092
Work in progress	7	44
Finished goods	3,048	1,162
Total inventories	5,587	3,298

Inventories are presented net of a $17 allowance for obsolescence ($22 as at November 30, 2016). All of the inventories are expected to be sold within the next twelve months.

Inventories expensed during the three and nine-month periods ended August 31, 2017 were $11,194 and $31,993 (2016- $4,065 and $16,369).

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

10.	Property, plant and equipment

			Leasehold
			improve-		Computer	Rolling
Cost	Land	Buildings	ments	Equipment	hardware	stock	Total
	$	$	$	$	$	$	$

Balance at November 30, 2015	1,236	3,298	4,433	5,667	490	72	15,196
Additions	—	485	1,113	935	223	33	2,789
Disposals	—	(5)	(1,143)	(1,420)	—	(42)	(2,610)
Foreign exchange	—	—	47	89	2	2	140
Additions through business combinations	—	—	1,045	3,297	154	84	4,580
Balance at November 30, 2016	1,236	3,778	5,495	8,568	869	149	20,095
Additions	—	223	404	1,594	152	7	2,380
Disposals	—	(12)	(1,501)	(1,611)	(17)	(14)	(3,155)
Foreign exchange	—	—	—	(136)	(11)	(6)	(153)
Additions through business combinations	—	—	831	567	—	—	1,398
Balance at August 31, 2017	1,236	3,989	5,229	8,982	993	136	20,565

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

10.	Property, plant and equipment (continued)

			Leasehold
			improve-		Computer	Rolling
Accumulated depreciation	Land	Buildings	ments	Equipment	hardware	stock	Total
	$	$	$	$	$	$	$

Balance at November 30, 2015	—	655	1,725	2,017	257	36	4,690
Eliminated on disposal of assets	—	(4)	(455)	(281)	—	(16)	(756)
Foreign exchange	—	—	1	8	—	—	9
Depreciation expense	—	153	663	1,108	129	12	2,065
Balance at November 30, 2016	—	804	1,934	2,852	386	32	6,008
Eliminated on disposal of assets	—	(7)	(663)	(521)	(8)	(14)	(1,213)
Foreign exchange	—	—	3	(41)	(3)	(1)	(42)
Depreciation expense	—	130	570	1,300	129	19	2,148
Balance at August 31, 2017	—	927	1,844	3,590	504	36	6,901

			Leasehold
			improve-		Computer	Rolling
Carrying amounts	Land	Buildings	ments	Equipment	hardware	stock	Total
	$	$	$	$	$	$	$

November 30, 2016	1,236	2,974	3,561	5,716	483	117	14,087
August 31, 2017	1,236	3,062	3,385	5,392	489	100	13,664

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

11.	Intangible assets

	Franchise
	and master
	franchise		Step-in
Cost	rights	Trademarks	rights	Leases	Other(1)	Total
	$	$	$	$	$	$

Balance at November 30, 2015	69,002	66,999	1,199	908	607	138,715
Additions	—	5	—	—	687	692
Foreign exchange	3,006	4,698	—	—	—	7,704
Acquisition through business combinations	174,547	251,559	—	—	—	426,106
Deemed settlement of master franchise agreement upon business combination	(1,500)	—	—	—	—	(1,500)
Balance at November 30, 2016	245,055	323,261	1,199	908	1,294	571,717
Additions	94	—	—	—	341	435
Disposals	(1,018)	(24)	—	(169)	—	(1,211)
Acquisition through business combinations	7,353	9,362	—	—	—	16,715
Foreign exchange	(11,916)	(17,172)	—	—	—	(29,088)
Balance at August 31, 2017	239,568	315,427	1,199	739	1,635	558,568

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

11.	Intangible assets (continued)

	Franchise
	and master
	franchise		Step-in
Accumulated amortization	rights	Trademarks	rights	Leases	Other(1)	Total
	$	$	$	$	$	$

Balance at November 30, 2015	33,553	—	260	885	92	34,790
Foreign exchange	81	—	—	—	—	81
Amortization	10,504	—	120	20	135	10,779
Balance at November 30, 2016	44,138	—	380	905	227	45,650
Disposals	(551)	—	—	(170)	—	(721)
Foreign exchange	(948)	—	—	—	—	(948)
Amortization	16,504	—	90	3	195	16,792
Balance at August 31, 2017	59,143	—	470	738	422	60,773

	Franchise
	and master
	franchise		Step-in
	rights	Trademarks	rights	Leases	Other(1)	Total
	$	$	$	$	$	$

Carrying amounts

November 30, 2016	200,917	323,261	819	3	1,067	526,067
August 31, 2017	180,425	315,427	729	1	1,213	497,795

(1)	Other items include $347 ($347 as at November 30, 2016) of unamortizable licenses with an indefinite term.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

12.	Goodwill

The changes in the carrying amount of goodwill are as follows:

	August 31,	November 30,
	2017	2016
	$	$

Balance, beginning of year	220,928	55,520
Additional amounts recognized from business acquisitions (note 7)	11,301	162,364
Foreign Exchange	(10,879)	3,044
Balance, end of period	221,350	220,928

13.	Provisions

Included in provisions are the following amounts:

	August 31,	November 30,
	2017	2016
	$	$
	As Restated
	(Note 29)

Litigations and disputes	3,325	1,768
Closed stores	1,060	873
	4,385	2,641

Gift card liabilities/loyalty programs liabilities	76,309	76,909
Total	80,694	79,550

The provision for litigation and disputes represent management’s best estimate of the outcome of litigations and disputes that are on-going at the date of the statement of financial position. This provision is made of multiple items; the timing of the settlement of this provision is unknown given its nature, as the Company does not control the litigation timelines.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

13.	Provisions (continued)

The provisions related to closed stores mainly represent amounts that are expected to be disbursed to exit leases of underperforming or closed stores. The negotiations with the various stakeholders are typically short in duration and are expected to be settled within a few months following the recognition of the provision.

The litigation and disputes and closed store provisions also varied in part due to foreign exchange fluctuations related to the US subsidiaries.

	August 31,	November 30,
	2017	2016
	$	$

Provision for litigation and disputes and closed stores, beginning balance	2,641	2,133
Reversals	(836)	(830)
Amounts used	(908)	(1,690)
Additions	3,625	3,028
Impact of foreign exchange	(137)	—
Provision for litigation and disputes and closed stores, ending balance	4,385	2,641

The gift card and loyalty programs liabilities are the estimated balance in gift cards and points outstanding at the date of the consolidated statement of financial position. The timing of the reversal of this provision is dependent on customer behaviour and therefore outside of the Company’s control.

14.	Deferred revenue and deposits

	August 31,	November 30,
	2017	2016
	$	$

Franchise fee deposits	6,765	5,953
Supplier contributions and other allowances	12,527	11,177
Unearned rent	3,142	3,431
	22,434	20,561

Current portion	(20,247)	(18,080)
	2,187	2,481

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

15.	Long-term debt

On August 29, 2017, the Company modified its existing credit facilities payable to a syndicate of lenders. The modification resulted in an increase to the revolving credit facility which now has an authorized amount of $305,000, (November 30, 2016 - $150,000) and the cancellation of the existing term loan of $154,716 (November 30, 2016 $165,000). Transaction costs of $519 were incurred and will be deferred and amortized over the remaining 4 years of the life of the revolver. As at August 31, 2017, $213,522 was drawn from the revolving credit facility.

Interest rates are variable and are based on various financing instruments that have maturities from 1 to 180 days. Interest rates also depend on the Company’s debt-to-equity ratio, where a lower indebtedness results in more favorable terms.

For amounts drawn in US dollars, the Company has the option to pay interest based on US base rates 4.75% as at August 31, 2017 (3.25% as at November 30, 2016), plus a margin not exceeding 2.00%, or based on LIBOR plus a margin not exceeding 3.00%. For amounts drawn in Canadian dollars, the Company has the option to pay interest based on the Canada Prime rate, 3.95% as at August 31, 2017 (2.70% as at November 30, 2016), as determined by the Toronto-Dominion Bank of Canada, plus a margin not exceeding 2.00% or based on Banker’s Acceptances, plus a margin not exceeding 3.00%.

Under this facility, the Company is required to comply with certain financial covenants, including a debt to earnings before interest, taxes and amortization ratio and a fixed charges coverage ratio. As at August 31, 2017, the Company was in compliance with those financial covenants.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

15.	Long-term debt (continued)

	August 31,	November 30,
	2017	2016
	$	$

Non-interest bearing contract cancellation fees, payable in US dollars based on the performance of certain stores.	67	72
Non-interest bearing holdbacks on acquisition of La Diperie, repayable December 2018	91	—
Non-interest bearing holdbacks on acquisition of Manchu Wok, settled in December 2016.	—	620
Non-interest bearing holdbacks on acquisition of Big Smoke Burger, repayable September 2018.	281	276
Non-interest bearing holdbacks on acquisition of Kahala Brands, repayable July 2018, 2019 and August 2020, discounted at a rate of 7.25%. (Note 7)	9,266	16,680
Non-interest bearing holdbacks on acquisition of The Works, repayable June 2019.	750	—
Non-interest bearing loan payable during 2017.	—	171
Fair value of promissory notes related to the acquisition of Houston Avenue Bar & Grill and Industria Pizzeria + Bar, repayable October 2019 and June 2022 (Note 7 and Note 18)	5,248	—
Fair value non-controlling interest buyback obligation (Note 7 and Note 18) (1)	957	—

Revolving credit facility payable to a syndicate of lenders (2)	213,522	72,255
Term loan payable to a syndicate of lenders (3)	—	165,000
Revolving credit facility and term loan financing costs, amortized using the effective interest method	(2,295)	(2,397)
	227,887	252,677
Current portion of Long-term debt	(2,780)	(15,041)
	225,107	237,636

(1)	Payable at the earlier of 3 years from the date option is exercised or June 2022.

(2)	Under the revolving credit facility, the Company has the option to draw funds in Canadian or in US dollars, at its discretion. The facility’s maturity is July 21, 2021 and must be repaid in full at that time. As at August 31, 2017, the Company had drawn US$-Nil and C$213,522, (2016-US$53,800 and C$72,255) and had elected to pay interest based on LIBOR and bankers’ acceptances plus the applicable margins.

(3)	The Term loan facility was converted into the revolving credit facility in August 2017.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

16.	Share-based payments

The Company offers for the benefit of their directors, employees, officers or consultants a share option plan. In accordance with the terms of the plan the Company may grant stock options on the common shares at the discretion of the Board of Directors.

Under the Stock Option Plan of the Company, the following options were granted and are outstanding at August 31, 2017:

2017
Weighted
	Number of	average exercise
	Options	price
$

Outstanding at November 30, 2016	—	—
Granted	200,000	48.36
Forfeited /Cancelled/Expired	—	—
Exercised	—	—
Outstanding at August 31, 2017	200,000	48.36

Exercisable at August 31, 2017	—	—

Options granted during the nine-month period ended August 31, 2017 have a service condition in order to vest and excluding the first year, will vest pro-rata over the service period. The options will expire on April 11, 2027. No options were granted during the three-month period ended August 31, 2017.

The fair value of the stock options granted for the nine-month period ended August 31, 2017 was $14.69 per option. The fair value of the options granted was estimated at the grant date for purposes of determining share-based payment expense using the Black-Scholes option pricing model based on the following assumptions:

2017
Acquisition date share price	$48.36
Exercise price	$48.36
Expected dividend yield	1.0%
Expected volatility	24.9%
Risk-free interest rate	1.8%
Expected life (in years)	10 years

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

16.	Share-based payments (continued)

A compensation expense of $159 and $244 were recorded for the three and nine-month periods ended August 31, 2017, respectively. The expense is presented in wages and benefits that is included in operating expenses in the amended and restated condensed interim consolidated statements of income.

17.	Earnings per share

The following table provides the weighted average number of common shares used in the calculation of basic and diluted earnings per share:

	August 31,	August 31,
	2017	2016

Weighted daily average number of common shares (1)	21,374,497	19,423,823

(1)	The stock options granted did not have a dilutive effect for the three and nine-month periods ended August 31, 2017.

On July 26, 2016, as part of the acquisition of Kahala Brands, 2,253,930 shares were issued as consideration for the purchase price. The shares were valued at $94,753 at the closing of the transaction at Note 7.

18.	Financial instruments

In the normal course of business, the Company uses various financial instruments which by their nature involve risk, including market risk and the credit risk of non-performance by counterparties. These financial instruments are subject to normal credit standards, financial controls, risk management as well as monitoring procedures.

Fair value of recognized financial instruments

The Company issued as part of its consideration for the acquisition of Houston Avenue Bar & Grill and Industria Pizzeria + Bar promissory notes to the vendors and the minority shareholders of 10220396 Canada Inc. These promissory notes are subject to earn out provisions, which are based on future earnings. These promissory notes are repayable in June 2019 and June 2022. These promissory notes have been recorded at fair value and are remeasured on a recurring basis.

A discounted cash flow method was used to capture the present value of the expected future economic benefits that will flow out of the Company, with respect to these promissory notes. These notes are subject to significant unobservable inputs such as discount rates and projected revenues and EBITDA. An increase or decrease by 1% in the discount rates used would have an impact of $204 on the fair value, as at August 31, 2017.

A fair value re-measurement of $nil was recorded for these promissory notes for the three and nine-month periods ended August 31, 2017.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

18.	Financial instruments (continued)

The Company, in conjunction with the acquisition of Houston Avenue Bar & Grill and Industria Pizzeria + Bar, entered into an agreement to acquire the non-controlling interest in 10220396 Canada Inc., in June 2022. The consideration to be paid for this acquisition will be based on future earnings. As a result, the Company has recorded an obligation at fair value which is remeasured quarterly.

A discounted cash flow method was used to capture the present value of the expected future economic benefits that will flow out of the Company with respect to this obligation. The non-controlling interest buyback obligation is subject to significant unobservable inputs such as discount rate and projected EBITDA. An increase or decrease by 1% in the discount rates used would have an impact of $48 on the carrying amount as at August 31, 2017.

A fair value re-measurement of $nil was recorded for this non-controlling interest buyback obligation for the three and nine-month periods ended August 31, 2017.

Fair value hierarchy as at August 31, 2017
	Level 1	Level 2	Level 3
Financial liabilities
Promissory notes related to the acquisition of
Houston Avenue Bar & Grill and Industria
Pizzeria + Bar	—	—	5,248
Non-controlling interest buyback obligation	—	—	957

Financial Liabilities	—	—	6,205

For the remaining financial assets and financial liabilities of the Company, the carrying amounts are a reasonable approximation of fair value as at August 31, 2017 and as at November 30, 2016.

The Company, through its financial assets and liabilities, is exposed to various risks. The following analysis provides a measurement of risks as at August 31, 2017.

Credit risk

The Company’s credit risk is primarily attributable to its trade receivables. The amounts disclosed in the amended and restated condensed interim consolidated statement of financial position are net of allowances for bad debts, estimated by the Company’s management based on past experience and counterparty specific circumstances. The Company believes that the credit risk of accounts receivable is limited for the following reasons:

‒	Other than receivables from international locations, the Company’s broad client base is spread mostly across Canada and USA, which limits the concentration of credit risk.

‒	The Company accounts for a specific bad debt provision when management considers that the expected recovery is less than the actual account receivable.

The credit risk on cash is limited because the Company invests its excess liquidity in high quality financial instruments and with credit-worthy counterparties.

The credit risk on the loans receivable is similar to that of accounts receivable. There is currently an allowance for doubtful accounts recorded for loans receivable of $2,150 (November 30, 2016 - $906).

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

18.	Financial instruments (continued)

Foreign exchange risk

Foreign exchange risk is the Company’s exposure to decreases or increases in financial instrument values caused by fluctuations in exchange rates. The Company’s exposure to foreign exchange risk mainly comes from sales denominated in foreign currencies. The Company’s USA and foreign operations use the U.S. dollar as functional currency. The Company’s exposure to foreign exchange risk stems mainly from cash, accounts receivable, long-term debt denominated in US dollars, other working capital items and financial obligations from its USA operations.

Fluctuations in USD exchange rate are deemed to have minimal risk as they are mostly offset by the stand-alone operations of the Company’s US entities.

As at August 31, 2017, the Company has the following financial instruments denominated in foreign currencies:

	August 31, 2017		November 30, 2016
	USD	CAD	USD	CAD
	$	$	$	$
Financial assets
Cash	23,358	29,281	20,310	27,277
Accounts receivable	12,962	16,249	13,526	18,166

Financial liabilities
Accounts payable	20,143	25,251	69,383	93,184
Portion of holdback included in income taxes payable	8,994	11,275	8,994	12,079
Revolving credit facility	—	—	53,800	72,255
Long-term debt	7,444	9,333	12,533	16,832

Net Financial Liabilities	(261)	(329)	(110,874)	(148,907)

All other factors being equal, a reasonable possible 1% rise in foreign currency exchange rates per Canadian dollar would result in a C$3 (November 30, 2016 - C$1,489) change on the amended and restated condensed interim consolidated statements of profit or loss and comprehensive income.

Total US net income for the nine-month period was US$8,295 (C$10,456), (2016 – US$2,329; C$3,420). A 1% change to foreign exchange would represent a gain to the Company of C$105 (2016 - C$34).

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

18.	Financial instruments (continued)

Interest rate risk

Interest rate risk is the Company’s exposure to increases and decreases in financial instrument values caused by the fluctuation in interest rates. The Company is exposed to cash flow risk due to the interest rate fluctuation in its floating-rate interest-bearing financial obligations.

Furthermore, upon refinancing of a borrowing, depending on the availability of funds in the market and lender perception of the Company’s risk, the margin that is added to the reference rate, such as LIBOR or prime rates, could vary and thereby directly influence the interest rate payable by the Company.

Long-term debt stems mainly from acquisitions of long-term assets and business combinations. The Company is exposed to interest rate risk with its revolving credit facility which was used to finance the Company’s acquisitions. The facility bears interest at a variable rate and as such the interest burden could change materially. $213,522 of the credit facility was used as at August 31, 2017 (November 30, 2016 - $237,255). A 100 basis points increase in the bank’s prime rate would result in additional interest of $2,135 per annum (2016 - $2,373) on the outstanding credit facility.

Liquidity risk

Liquidity risk refers to the possibility of the Company not being able to meet its financial obligations when they become due. The Company has contractual and fiscal obligations as well as financial liabilities and is therefore exposed to liquidity risk. Such risk can result, for example, from a market disruption or a lack of liquidity. The Company actively maintains credit facilities to ensure it has sufficient available funds to meet current and foreseeable financial requirements at a reasonable cost.

As at August 31, 2017, the Company had an authorized revolving credit facility for which the available amount may not exceed $305,000 to ensure that sufficient funds are available to meet its financial requirements. The terms and conditions related to this revolving credit facility is described in note 15.

The following are the contractual maturities of financial liabilities as at August 31, 2017:

	Carrying	Contractual	0 to 6	6 to 12	12 to 24
	amount	cash flows	months	months	months	thereafter
	$	$	$	$	$	$
	As	As	As
	restated	restated	restated
	(Note 29)	(Note 29)	(Note 29)

Accounts payable and accrued liabilities	52,230	52,230	52,230	—	—	—
Portion of holdback included in income taxes payable	11,274	11,274	—	3,679	3,708	3,887
Long-term debt	227,887	233,335	104	4,035	5,157	224,039
Interest on long-term debt (1)	n/a	27,137	3,464	3,464	6,929	13,280
	291,391	323,976	55,798	11,178	15,794	241,206

(1)	When future interest cash flows are variable, they are calculated using the interest rates prevailing at the end of the reporting period.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

19.	Capital disclosures

The Company’s objectives when managing capital are:

(a)	To safeguard the Company’s ability to obtain financing should the need arise;

(b)	To provide an adequate return to its shareholders;

(c)	To maintain financial flexibility in order to have access to capital in the event of future acquisitions.

The Company defines its capital as follows:

(a)	Shareholders’ equity;

(b)	Long-term debt including the current portion;

(c)	Deferred revenue including the current portion;

(d)	Cash

The Company’s financial strategy is designed and formulated to maintain a flexible capital structure consistent with the objectives stated above and to respond to changes in economic conditions and the risk characteristics of the underlying assets. The Company may invest in longer or shorter-term investments depending on eventual liquidity requirements.

20.	Revenues

The Company’s revenues include:

	Three months ended		Nine months ended
	August 31		August 31
	2017	2016	2017	2016
	$	$	$	$
	As		As
	restated		restated
	(Note 29)		(Note 29)

Royalties	33,145	20,996	90,727	48,390
Franchise and transfer fees	3,190	2,296	9,383	5,274
Rent	561	827	1,706	2,473
Sale of goods, including construction revenues	23,023	19,766	68,198	47,328
Other franchising revenue	11,538	8,323	32,570	18,546
Other	915	678	3,766	1,557
	72,372	52,886	206,350	123,568

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

21.	Operating expenses

Operating expenses are broken down as follows:

	Three months ended		Nine months ended
	August 31		August 31
	2017	2016	2017	2016
	$	$	$	$
	As		As
	restated		restated
	(Note 29)		(Note 29)

Cost of goods sold and rent	14,738	10,157	46,565	33,183
Wages and benefits	16,859	12,425	51,397	27,777
Consulting and professional fees	2,981	3,626	9,626	6,381
Gift cards costs	2,501	1,682	6,354	1,682
Royalties	2,098	2,855	5,583	3,358
Other (1)	7,619	4,188	20,318	8,308
	46,796	34,933	139,843	80,689

(1)	Other operating expenses are comprised mainly of travel & promotional costs, bad debt expense and other office administration expenses

22.	Operating lease arrangements

Operating leases as lessee relate to leases of premises in relation to the Company’s operations. Leases typically have terms ranging between 5 and 10 years at inception. The Company does not have options to purchase the premises on any of its operating leases.

The Company has entered into various long-term leases and has sub leased substantially all of the premises based on the same terms and conditions as the original lease to unrelated franchisees. The minimum rentals, exclusive of occupancy and escalation charges, and additional rent paid on a percentage of sales basis, payable under the leases are as follows:

	Lease		Net
	commitments	Sub-leases	commitments
	$	$	$

2018	127,252	117,608	9,644
2019	116,232	107,834	8,398
2020	102,289	94,611	7,678
2021	89,466	82,360	7,106
2022	75,648	69,695	5,953
Thereafter	218,661	206,267	12,394
	729,548	678,375	51,173

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

22.	Operating lease arrangements (continued)

Payments recognized as a net expense during the three and nine-month periods ended August 31, 2017 amount to $5,013 and $17,202 (2016 - $7,872 and 13,831).

Operating leases as lessor relate to the properties leased or owned by the Company, with lease terms ranging between 5 to 10 years. Some have options to extend the duration of the agreements, for periods ranging between 1 and 15 years. None of the agreements contain clauses that would enable the lessee or sub-lessee to acquire the property.

During the three and nine-month period ended August 31, 2017, the Company earned rental revenue of $561 and $1,706 (2016 - $828 and $2,474).

The Company has recognized a liability of $1,060 (November 30, 2016 - $873) for the leases of premises in which it no longer has operations but retains the obligations contained in the lease agreement (note 13).

23.	Guarantees

The Company has provided a guarantee in form of a letter of credit for an amount of $25 (November 30, 2016 - $66).

The Company has provided a guarantee on certain leases for which it is not the lessee, for a cumulative amount of $1,490 (November 30, 2016 - $1,780).

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

24.	Income taxes

Variations of income tax expense from the basic Canadian Federal and Provincial combined tax rates applicable to income from operations before income taxes for the nine-month period ended August 31, 2017 and August 31, 2016 are as follows:

	August 31, 2017		August 31, 2016
	$	%	$	%
	As	As	As	As
	restated	restated	restated	restated
	(Note 29)	(Note 29)	(Note 29)	(Note 29)

Combined income tax rate	11,667	26.8	13,410	26.9
Add effect of:
Difference between Canadian and foreign statutory rate	(1,165)	(2.7)	680	1.4
Non-taxable portion of capital gains	(336)	(0.8)	(1,073)	(2.2)
Permanent differences	550	1.3	(2,235)	(4.5)
Unrealized losses for which no deferred income tax asset was recorded	1,712	3.9	—	—
Usage of previously unrecognized tax losses	—	—	(877)	(1.8)
Variation in current and deferred taxes attributable to foreign exchange	144	0.3	83	0.2
Adjustment to prior year provisions	613	1.4	504	1.0
Other – net	(2)	—	5	0.0
Provision for income taxes	13,183	30.2	10,497	21.0

25.	Segmented information

Management monitors and evaluates results of the Company based on geographical segments; these two segments being Canada and United States of America. Each geographical area is managed by their respective Chief Operating Officers (COO) whom brand leaders report to account for the results of their operations.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

25.	Segmented information (continued)

Below is a summary of each geographical segment’s performance during the nine-month period ended August 31, 2017 and August 31, 2016.

		USA &	Total August		USA &	Total August
	Canada	International	31, 2017	Canada	International	31, 2016
	$	$	$	$	$	$
	As restated	As restated	As restated		As restated	As restated
	(Note 29)	(Note 29)	(Note 29)		(Note 29)	(Note 29)

Operating revenues	102,248	104,102	206,350	103,658	19,910	123,568
Operating expenses	65,377	74,466	139,843	66,791	13,898	80,689
	36,871	29,636	66,507	36,867	6,012	42,879
Other expenses
Depreciation – property, plant and equipment	1,178	970	2,148	1,034	185	1,219
Amortization – intangible assets	4,401	12,391	16,792	4,653	1,171	5,824
Interest on long-term debt	6,357	1,487	7,844	892	169	1,061

Other income
Foreign exchange gain (loss)	2,353	11	2,364	1,791	2	1,793
Interest income	66	307	373	213	—	213
Realized gain on foreign exchange derivative	—	—	—	7,980	—	7,980
Gain on disposal of property, plant and equipment	570	502	1,072	1,447	1	1,448
Gain on Taco Time contract termination	—	—	—	—	3,644	3,644
Income before taxes	27,924	15,608	43,532	41,719	8,134	49,853
Current income tax expense	5,963	7,809	13,772	7,975	1,131	9,106
Deferred income tax expense (recovery)	3,219	(3,808)	(589)	1,452	(61)	1,391
Net income	18,742	11,607	30,349	32,292	7,064	39,356

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

26.	Statement of cash flows

Net changes in non-cash working capital balances relating to continuing operations are as follows:

	Three months ended		Nine months ended
	August 31		August 31
	2017	2016	2017	2016
	$	$	$	$
	As restated		As restated
	(Note 29)		(Note 29)

Accounts receivable	(1,000)	2,388	2,095	3,761
Inventories	(368)	(705)	(2,193)	(1,039)
Loans receivable	1,790	(24)	1,916	(77)
Other Assets	(1,159)	—	(1,159)	—
Prepaid expenses and deposits	147	(5,253)	4,167	(5,402)
Accounts payable and accrued liabilities	2,137	5,297	3,561	5,829
Provisions	(4,671)	(4,485)	1,067	(4,933)
	(3,124)	(2,782)	9,454	(1,861)

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

27.	Related party transactions

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation. Details of transactions between the Company and other related parties are disclosed below.

Compensation of key management personnel

The remuneration of key management personnel and directors during the periods was as follows:

	Three months ended		Nine months ended
	August 31		August 31
	2017	2016	2017	2016
	$	$	$	$

Short-term benefits	359	293	1,062	709
Share-based payment	159	—	244	—
Board member fees	13	17	37	39
Total remuneration of key management personnel	531	310	1,343	748

Key management personnel are composed of the Company’s CEO, COO, CFO as well as the COO of the US operations. The remuneration of directors and key executives is determined by the Board of directors having regard to the performance of individuals and market trends.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

27.	Related party transaction (continued)

Given its widely held share base, the Company does not have an ultimate controlling party; its most important shareholder is its CEO, who controls 23% of the outstanding shares.

The Company also pays employment benefits to individuals related to members of the key management personnel described above. Their total remuneration was as follows:

	Three months ended		Nine months ended
	August 31		August 31
	2017	2016	2017	2016
	$	$	$	$

Short-term benefits	210	165	541	455
Total remuneration of individuals related to key management personnel	210	165	541	455

28.	Subsequent events

On September 29, 2017, the Company completed its acquisition of the assets of Dagwoods Sandwiches and Salads (“Dagwoods”) for a total consideration of approximately $3,000 of which $2,600 was paid on closing in cash with cash on hand and the remainder retained as a holdback on the transaction. Dagwoods currently operates 22 Canadian locations.

On October 17, 2017, the Company approved a quarterly dividend of $0.115 per common share. Dividends were paid on November 15, 2017 and amounted to $2,458.

On December 1, 2017, the Company completed its acquisition of all of the limited liability company interests in CB Franchise Systems, LLC (“The Counter”), Built Franchise Systems, LLC (“Built”) for a total consideration of $33,039 (US$ 24,600) of which $29,950 $(US$ 22,300) was settled in cash and the remainder retained as a holdback on the transaction.

On December 12, 2017, the Company announced that it has entered into a definitive combination agreement under which a wholly owned subsidiary would acquire all of the outstanding Imvescor Restaurant Group Inc. (“Imvescor “), common shares for $4.10 per Imvescor share, representing a total consideration of approximately $248,000, subject to customary closing conditions, including the receipt of regulatory and Imvescor shareholder approvals.

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results

I)	2016 restatement of financial results

The three and nine month periods ended August 31, 2016 and all related disclosures have been restated to reflect the realized gain on Taco Time contract termination upon acquisition of Kahala Brands Ltd amounting to $3,644, as previously presented and disclosed in note 7 and 25 of the amended and restated consolidated financial statement for the years ending November 30, 2016 and 2015.

II)	2016 restatement of financial results

The three and nine month periods ended August 31, 2016 and all related disclosures have been restated to correct the presentation of an unrealized foreign exchange gain of $2,522 that was previously recorded in statement of comprehensive income in the condensed interim consolidated statement of income which represents a gain on a loan with one of its subsidiaries which was revalued at the end of the period.

III)	2017 restatement of financial results

As at August 31, 2017, some promotional funds for its banners were in a deficit position and as a result an asset should have been recorded rather then offsetting the liability, as such the Company has determined that a reclass must be made on its amended and restated condensed interim statement of financial position, amounting to $1,159. The Company has restated its previously reported condensed interim consolidated financial statements as at and for the three and nine months ended August 31, 2017 and all related disclosures.

IV)	2017 restatement of financial results

During the three and nine month periods ended August 31,2017, the Company did not recognize a deferred tax asset and deferred tax liability on the capital loss and gain from the foreign exchange variations of its intercompany loans. Management has determined that a correction is required and as such, has restated its previously reported condensed interim consolidated financial statements for the for the three and nine months ended August 31, 2017 and all related disclosures. The impact of the corrections are as follows:

		Six-months	Three months	Nine months
		ended May 31,	ended	ended
		2017	August 31, 2017	August 31, 2017
Condensed interim consolidated statement of income	Deferred income taxes (recovery) expense	$(123)	$2,352	$2,229

Condensed interim consolidated statement of comprehensive income	Deferred tax expense (recovery) on foreign currency translation adjustments	$639	$(2,868)	$(2,229)

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

V)	2017 restatement of financial results

Management of the Company has determined that the methodology used to calculate the fair value of the liability related to the Kahala Gift Cards at the time of the acquisition of Kahala Brands Ltd. (Note 7) was inappropriate, resulting in further inaccuracies in the determination of the revenues and expenses associated to those gift cards.

The Company assessed that the carrying value of the assumed gift card liability approximated its fair value based on historical redemption patterns and continued to recognize breakage revenue when it was estimated that likelihood of gift cards being redeemed was remote.

The assumed gift card liability should have incorporated estimated future breakage; thus no breakage revenue should have been recorded on the assumed gift cards after the acquisition unless there were changes in expected redemption patterns. Although the carrying value of the gift card liability used in the purchase price allocation was not materially different than its fair value and did not require restatement, breakage revenue recorded for those gift cards and the related expenses were incorrectly recorded and required restatement.

The Company has determined that a correction is required, and as such, has restated its previously reported condensed interim consolidated financial statements as at and for the for the three and nine months ended August 31, 2017 and all related disclosures. The impact of the corrections are as follows:

a.	To adjust breakage revenue of $1,233 and $7,550 respectively for the three and nine months ended recorded following the acquisition of Kahala Brands Ltd.

b.	To adjust deferred expenses related to gift cards of $86 and $282 respectively for the three and nine months ended recorded incorrectly recorded following the acquisition of Kahala Brands Ltd.
c.	To tax effect the adjustments made to net income before taxes, $450 and $2,849 respectively for the three and nine months ended
d.	To reflect the breakage revenue and deferred expenses and deferred income tax restated in note 33 of the amended and restated consolidated financial statements for the period ending November 30, 2016 amounting to $5,107, $216, and $1,917 respectively.

The following tables reflect the 2017 restatements discussed in points III- V above:

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of income

		Three months ended			Nine months ended
		August 31, 2017			August 31, 2017
		$	$	$	$	$	$
			As			As
		As	previously	Re-	As	previously	Re-
		restated	reported	statement	restated	reported	statement

Revenue	(V) a	72,372	73,605	(1,233)	206,350	213,900	(7,550)

Expenses

Operating expenses	(V) b	46,796	46,882	(86)	139,843	140,125	(282)
Depreciation property plant and equipment		591	591	—	2,148	2,148	—
Amortization – intangible assets		5,525	5,525	—	16,792	16,792	—
Interest on long-term debt		2,699	2,699	—	7,844	7,844	—
		55,611	55,697	(86)	166,627	166,909	(282)

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of income

		Three months ended			Nine months ended
		August 31, 2017			August 31, 2017
		$	$	$	$	$	$
			As			As
		As	previously	Re-	As	previously	Re-
		restated	reported	statement	restated	reported	statement

Other income (charges)
Foreign exchange gain (loss)		1,745	1,745	—	2,364	2,364	—
Interest income		154	154	—	373	373	—
Gain (loss) on disposal of property, plant and equipment and intangibles		328	328	—	1,072	1,072	—
		2,227	2,227	—	3,809	3,809	—
Income before taxes		18,988	20,135	(1,147)	43,532	50,800	(7,268)

Income taxes
Current		5,918	5,918	—	13,772	13,772	—
Deferred	(IV), (V) c	948	(954)	1,902	(589)	31	(620)
		6,866	4,964	1,902	13,183	13,803	(620)
Net income		12,122	15,171	(3,049)	30,349	36,997	(6,648)

Net income attributable to: Owners		12,035	15,084	(3,049)	30,083	36,731	(6,648)

Non-controlling interests		87	87	—	266	266	—
		12,122	15,171	(3,049)	30,349	36,997	(6,648)
Earnings per share
Basic and diluted		0.56	0.71		1.40	1.72

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of comprehensive income

		Three months ended			Nine months ended
		August 31, 2017			August 31, 2017
		$	$	$	$	$	$
			As			As
		As	previously	Re-	As	previously	Re-
		restated	reported	statement	restated	reported	statement

Net income	(IV), (V) a,b,c	12,122	15,171	(3,049)	30,349	36,997	(6,648)

Items that may be reclassified subsequently to profit or loss
Unrealized loss on foreign currency translation adjustments		(28,851)	(28,851)	—	(27,947)	(27,947)	—
Deferred tax expense on foreign currency translation adjustments	(IV)	2,472	(396)	2,868	2,473	244	2,229
Other comprehensive (loss) income		(26,379)	(29,247)	2,868	(25,474)	(27,703)	2,229
Total comprehensive (loss) come		(14,257)	(14,076)	(181)	4,875	9,294	(4,419)

Total comprehensive income (loss) contributable to:

Owners		(14,344)	(14,163)	(181)	4,609	9,028	(4,419)
Non-controlling interest		87	87	—	266	266	—
		(14,257)	(14,076)	(181)	4,875	9,294	(4,419)

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of financial position

		As at August 31, 2017
		$	$	$
		As	As previously
		restated	reported	Restatement
Assets
Current assets
Cash		40,934	40,934	—
Accounts receivable		34,006	34,006	—
Inventories		5,587	5,587	—
Loans receivable		2,743	2,743	—
Prepaid expenses and deposits		3,753	3,753	—
Other Assets	(III)	1,159	—	1,159
		88,182	87,023	1,159

Loans receivable		3,344	3,344	—
Property, plant and equipment		13,664	13,664	—
Intangible assets		497,795	497,795	—
Goodwill		221,350	221,350	—
		824,335	823,176	1,159

Liabilities and Shareholders’ equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	(III)	52,230	51,071	1,159
Provisions	(V) a,b,d	80,694	68,535	12,159
Income taxes payable		23,101	23,101	—
Deferred revenue and deposits		20,247	20,247	—
Current portion of long-term debt		2,780	2,780	—
		179,052	165,734	13,318

Long-term debt		225,107	225,107	—
Deferred revenue and deposits		2,187	2,187	—
Deferred income taxes	(IV) (V) c,d	108,732	113,498	(4,766)
		515,078	506,526	8,552

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of financial position (continued)

		August 31, 2017
		$	$	$
		As	As previously
		restated	reported	Restatement

Shareholders’ equity
Equity attributable to owners
Capital stock		114,545	114,545	—
Contributed surplus		725	725	—
Accumulated other comprehensive income	(IV)	(22,859)	(25,088)	2,229
Retained earnings	(IV) (V) a,b,c,d	215,225	224,847	(9,622)
		307,636	315,029	(7,393)

Equity attributable to non-controlling interest		1,621	1,621	—
		309,257	316,650	(7,393)
		824,335	823,176	1,159

MTY Food Group Inc.

Amended and restated notes to the condensed interim consolidated financial statements

For the three and nine-month periods ended August 31, 2017 and 2016

(unaudited)

(In thousands of Canadian dollars, except per share amounts and stock options)

29.	Restatement of financial results (continued)

Condensed interim consolidated statement of cash flows

		Three months ended			Nine months ended
		August 31, 2017			August 31, 2017
		$	$	$	$	$	$
			As			As
		As	previously	Re-	As	previously	Re-
		restated	reported	statement	restated	reported	statement

Operating activities
Net income	(IV) (V) a,b,c	12,122	15,171	(3,049)	30,349	36,997	(6,648)

Adjusting items:
Interest on long-term debt		2,699	2,699	—	7,844	7,844	—
Depreciation property, plant and equipment		591	591	—	2,148	2,148	—
Amortization intangible assets		5,525	5,525	—	16,792	16,792	—
Gain on disposal of property, plant and equipment and intangibles		(328)	(328)	—	(1,072)	(1,072)	—
Amortization of financing costs		207	207	—	621	621	—
Unrealized foreign exchange loss		1,591	1,591	—	1,059	1,059	—
Realized gain on foreign exchange derivative		—	—	—	—	—	—
Income tax expense	(IV), (V) c	6,866	4,964	1,902	13,183	13,803	(620)

Share-based payment		159	159	—	244	244	—

Deferred revenue		(1,622)	(1,622)	—	1,342	1,342	—

		27,810	28,957	(1,147)	72,510	79,778	(7,268)

Income tax refunds received		—	—	—	—	—	—

Income taxes paid		(1,673)	(1,673)	—	(10,186)	(10,186)	—

Interest paid		(2,226)	(2,226)	—	(6,337)	(6,337)	—
Changes in non-cash working capital items	(V) a,b	(3,124)	(4,271)	1,147	9,454	2,186	7,268
Cash flows provided by operating activities		20,787	20,787	—	65,441	65,441	—